UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

Black Hills Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-31303	46-0458824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Mount Rushmore Road

Rapid City, SD 57702

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 721-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $1.00 par value	BKH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2019, Black Hills Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named in Schedule A thereto pursuant to which the Company has agreed to issue and sell and the underwriters have severally agreed to purchase (i) an aggregate principal amount of $400 million of the Company’s 3.050% Notes due 2029 (the “2029 Notes”) and (ii) an aggregate principal amount of $300 million of the Company’s 3.875% Notes due 2049 (the “2049 Notes” and together with the 2029 Notes, the “Notes”). The aggregate gross consideration to be received by the Company (taking into account original issue discount and underwriting discounts) for the sale of the Notes is $692.8 million. The issuance and settlement of the Notes is scheduled to occur on October 3, 2019, subject to customary closing conditions.

The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the underwriters against certain liabilities on customary terms. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings, including but not limited to commercial lending services, with the Company, its direct or indirect subsidiaries or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-219705) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission, and the related Prospectus dated August 4, 2017 and Prospectus Supplement dated September 26, 2019. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is expressly incorporated by reference herein and into the Registration Statement. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the actual terms thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished or filed herewith:

Number	Exhibit
1.1	Underwriting Agreement dated September 26, 2019 among Black Hills Corporation and the several underwriters named in Schedule A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

	By:	/s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President and Chief Financial Officer
Date: October 1, 2019